EXHIBIT 4.1


                        SIXTH AMENDMENT TO THE
      Giant Industries, Inc. & Affiliated Companies 401(k) Plan


     WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the Giant Industries, Inc. & Affiliated companies 401(k) Plan (the "Giant Plan"), in the form of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement; and

     WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the Giant Yorktown 401(k) Retirement Savings Plan (the "Yorktown Plan"), in the form of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 2 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement; and

     WHEREAS, Section 16.02 of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 provides for the amendment of the Plan by the Employer; and

     NOW THEREFORE,

     1. Effective January 1, 2004, Section 1.06 is amended as shown on the attachment.

     IN WITNESS WHEREOF the Employer has caused this amendment to be executed this 22nd day of June, 2005 by its duly authorized officer, effective as stated herein.

                                 GIANT INDUSTRIES, INC.

                                 By: /s/ NATALIE R. DOPP
                                   --------------------------------------
                                   Natalie R. Dopp, V.P., Human Resources

                          THE CORPORATEPLAN
                          FOR RETIREMENTSM


                     (PROFIT SHARING/401(K) PLAN)


                      A FIDELITY PROTOTYPE PLAN



            Non-Standardized Adoption Agreement No. 001
                             For use With
                   Fidelity Basic Plan Document No. 2



























Plan Number: 40292                                      Non-Std PS Plan
The CORPORATEplan for RetirementSM                           10/09/2003

                           (c) 2003 FMR Corp.
                          All rights reserved.

1.06  TESTING RULES

      (a) ADP/ACP Present Testing Method - The testing method for purposes of applying the "ADP" and "ACP" tests described in Sections 6.03 and 6.06 of the Plan shall be the (check one):

           (1) [X] Current Year Testing Method - The "ADP" or "ACP" of Highly Compensated Employees for the Plan Year shall be compared to the "ADP" or "ACP" of Non-Highly Compensated Employees for the same Plan Year. (Must choose if Option 1.10(a)(3), Safe Harbor Matching Employer Contributions, or Option 1.11(a)(3), Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

           (2) [ ] Prior Year Testing Method - The "ADP" or "ACP" of Highly Compensated Employees for the Plan Year shall be compared to the "ADP" or "ACP" of Non-Highly Compensated Employees for the immediately preceding Plan Year. (Do not choose if Option 1.10(a)(3), Safe Harbor Matching Employer Contributions, or Option 1.11(a)(3), Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

           (3) [ ] Not Applicable. (Only if Option 1.01(b)(3), Profit Sharing Only, is checked or Option 1.04(c)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)

           Note: Restrictions apply on elections to change testing methods that are made after the end of the GUST remedial amendment period.

      (b) First Year Testing Method - If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the "ADP" and/or "ACP" test for such first Plan Year shall be applied using the actual "ADP" and/or "ACP" of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.



Plan Number: 40292                                      Non-Std PS Plan
The CORPORATEplan for RetirementSM                           10/09/2003

                           (c) 2003 FMR Corp.
                          All rights reserved.

           (1) [ ] The "ADP" and/or "ACP" test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% "ADP" and/or "ACP" for Non-Highly Compensated Employees. (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)

      (c) HCE Determinations: Look Back Year - The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year, unless otherwise provided below.

           (1) [ ] Calendar Year Determination - The look back year shall be the calendar year beginning within the preceding Plan Year. (Do not choose if the Plan Year is the calendar year.)

      (d) HCE Determinations: Top Paid Group Election - All Employees with Compensation exceeding $80,000 (as indexed) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.

           (1) [ ] Top Paid Group Election - Employees with Compensation exceeding $80,000 (as indexed) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).

           Note: Effective for determination years beginning on or after January 1, 1998, if the Employer elects Option 1.06(c)(1) and/or 1.06(d)(1), such election(s) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year (except that Option 1.06(c)(1), Calendar Year Determination, shall not apply to calendar year plans).








Plan Number: 40292                                      Non-Std PS Plan
The CORPORATEplan for RetirementSM                           10/09/2003

                           (c) 2003 FMR Corp.
                          All rights reserved.

                       AMENDMENT EXECUTION PAGE


     This page is to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to this execution page.

     The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

        Section Amended           Page           Effective Date

              1.06                                 01/01/2004

     IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 22 day of June, 2005.

Employer: Giant Industries, Inc.     Employer:
         -------------------------            -------------------------
By: /s/ NATALIE R. DOPP              By:
   -------------------------------      -------------------------------
Title:  VP, Human Resources          Title:
      ----------------------------         ----------------------------

Accepted by:

Fidelity Management Trust Company, as Trustee

By: /s/ GREGORY M. PERKINS           Date: 06/28/2005
   -------------------------------        -----------------------------
Title:  Authorized Signatory
      ----------------------------











Plan Number: 40292                                      Non-Std PS Plan
The CORPORATEplan for RetirementSM                           10/09/2003

                           (c) 2003 FMR Corp.
                          All rights reserved.